Exhibit 99.1

ADM Reports Second Quarter Earnings of $1.00 per Share,
$1.02 per Share on an Adjusted Basis
•Net earnings of $566 million; adjusted earnings per share up 79 percent
•Strong execution, robust global demand drove excellent performance across the business

CHICAGO, July 31, 2018—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended June 30, 2018.

“Our team executed exceptionally well to deliver outstanding results in the second quarter,” said ADM Chairman and CEO Juan Luciano.

“We continue to accelerate the execution of our strategic plan — optimizing our core, driving efficiencies, and expanding strategically — generating more than $150 million in run-rate savings, announcing three acquisitions in Nutrition, and closing on two new joint ventures overseas. Our actions, combined with robust global demand, position us to navigate today’s dynamic business environment and deliver strong results in the second half of 2018, and put us on a trajectory for continued future growth in earnings, returns and shareholder value.

“We are proud of the results we are delivering, committed to our continued improvement and growth, and confident about ADM’s future.”

Second Quarter 2018 Highlights

	2018	2017
	(Amounts in millions except per share data)
Earnings per share (as reported)	$1.00	$0.48
Adjusted earnings per share[1]	$1.02	$0.57

Segment operating profit	$902	$642
Adjusted segment operating profit[1]	$924	$658
Origination	189	57
Oilseeds	341	201
Carbohydrate Solutions	249	279
Nutrition	114	94
Other	31	27

•
EPS as reported of $1.00 includes a $0.03 per share charge related to asset impairment and restructuring activities, a negative $0.01 per share tax adjustment related to U.S. tax reform and certain discrete items, and a positive $0.02 per share adjustment related to LIFO. Adjusted EPS, which excludes these items, was $1.02.[1]

1 Non-GAAP financial measures; see pages 4, 9 and 10 for explanations and reconciliations, including after-tax amounts.

Results of Operations
Origination results were up significantly over the second quarter of 2017.

Merchandising and Handling was up substantially year-over-year. North American Grain was a major contributor, as supply disruptions in Argentina and Brazil led to strong global demand for U.S. commodities, resulting in significantly higher volumes and margins for corn, wheat and soybean exports. Grain also benefited from solid risk management in basis positions, and from timing impacts from the first quarter. Global Trade’s diversified earnings base contributed positively to results, as losses related to the potential sorghum duty deposits were offset by strong performances in other areas, particularly ocean freight. Destination marketing volumes continued to grow in the quarter.

Transportation was significantly higher year-over-year, driven by increased volumes as U.S. waterways returned to more normal conditions. Transportation also benefited from ARTCO’s growing businesses in backhaul freight and stevedoring.

Oilseeds results were also up significantly over the prior-year period.

Crushing and Origination achieved a second-quarter record in crush volumes, delivering significantly higher year-over-year results amid continued strong soybean meal demand and robust crush margins. In South America, high origination volumes and improved margins, largely driven by more aggressive farmer selling and robust demand from China, contributed to strong results. Timing effects for the quarter were a net positive.

Refining, Packaging, Biodiesel and Other was up over the second quarter of 2017. Solid specialty and refined oils results were partially offset by weaker results in Golden Peanut and Tree Nuts.

Asia was lower on Wilmar results.

Carbohydrate Solutions results were modestly lower than the year-ago quarter.

Starches and Sweeteners was down versus the prior-year period. North American liquid sweeteners had a solid quarter and was in line with the year-ago period. Globally, starch volumes and dry sweetener margins were strong in the quarter, leading to good performances. The end of the EU sugar regime and the delay in the implementation of quotas in Turkey negatively impacted results in European liquid sweeteners. Flour milling was impacted by negative timing effects, and lower volumes in Caribbean operations.

Bioproducts results were down primarily on lower ethanol production volumes and higher costs due to plant downtime. Execution margins for ethanol were lower versus the prior year.

Nutrition delivered a 7 percent increase in revenue on a constant currency basis for the quarter, and earnings were significantly higher than the year-ago period.

WFSI results were up substantially versus the second quarter of 2017, with Specialty Ingredients, WILD Flavors and Health & Wellness all delivering improved sales and earnings. Specialty Ingredients benefited from improved volumes and margins in proteins, and from increased sales in fibers. In WILD Flavors, new business and an improved portfolio mix boosted sales and margins.

Animal Nutrition results were higher year-over-year, driven by stronger performances in lysine, as well as in pet premix and treats.

Other results increased on stronger ADM Investor Services earnings due to higher short-term interest rates.

Other Items of Note
ADM made changes to its segment reporting in the first quarter of 2018 to reflect the company’s new operating structure. To assist in reconciling the new segment results to the prior presentation, the table on page 11 provides financial information under the historical segmentation.

As additional information to help clarify underlying business performance, the table on page nine includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $902 million for the quarter includes charges of $22 million ($0.03 per share) related to asset impairment and restructuring.

In Corporate results, unallocated corporate costs for the quarter increased due to higher accruals for performance-related compensation based upon a more favorable outlook for the year.

Other charges for the quarter in Corporate improved due to better results in the company’s investment in Compagnie Industrielle et Financiere des Produits Amylaces SA (CIP), and lower pension expenses.

The effective tax rate for the quarter was approximately 13 percent, down from approximately 28 percent in the prior year, due mainly to U.S. tax reform, which reduced the federal income tax rate from 35 percent to 21 percent; the 2017 biodiesel tax credit recorded in the first quarter that impacts our overall calendar-year rate; and certain favorable second-quarter discrete tax items.

Conference Call Information
ADM will host a webcast on July 31, 2018, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with approximately 31,000 employees serving customers in more than 170 countries. With a global value chain that includes approximately 500 crop procurement locations, 270 ingredient manufacturing facilities, 44 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations                    Investor Relations
Jackie Anderson                    Victoria de la Huerga
312-634-8484                    312-634-8457

Financial Tables Follow

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) and Corporate Results
(unaudited)

	Quarter ended June 30			Six months ended June 30
(In millions)	2018	2017	Change	2018	2017	Change

Segment Operating Profit	$902	$642	$260	$1,606	$1,318	$288
Specified items:
(Gains) losses on sales of assets and businesses	—	(8)	8	—	(8)	8
Impairment and restructuring charges	22	26	(4)	35	35	—
Hedge timing effects	—	(2)	2	—	(9)	9
Adjusted Segment Operating Profit	$924	$658	$266	$1,641	$1,336	$305

Origination	$189	$57	$132	$234	$104	$130
Merchandising and handling	158	46	112	200	69	131
Transportation	31	11	20	34	35	(1)

Oilseeds	$341	$201	$140	$691	$514	$177
Crushing and origination	204	35	169	272	156	116
Refining, packaging, biodiesel, and other	85	81	4	258	138	120
Asia	52	85	(33)	161	220	(59)

Carbohydrate Solutions	$249	$279	$(30)	$462	$490	$(28)
Starches and sweeteners	238	253	(15)	454	454	—
Bioproducts	11	26	(15)	8	36	(28)

Nutrition	$114	$94	$20	$210	$171	$39
WFSI	106	91	15	179	164	15
Animal Nutrition	8	3	5	31	7	24

Other	$31	$27	$4	$44	$57	$(13)

Segment Operating Profit	$902	$642	$260	$1,606	$1,318	$288

Corporate Results	$(250)	$(259)	$9	$(490)	$(477)	$(13)

Interest expense - net	(73)	(81)	8	(156)	(160)	4
Unallocated corporate costs	(180)	(125)	(55)	(326)	(250)	(76)
Other charges	(8)	(42)	34	(24)	(68)	44
Specified items:
LIFO credit (charge)	13	(9)	22	21	4	17
Restructuring charges	(2)	(2)	—	(5)	(3)	(2)
Earnings Before Income Taxes	$652	$383	$269	$1,116	$841	$275

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items and timing effects. Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2018	2017	2018	2017
	(in millions, except per share amounts)

Revenues	$17,068	$14,943	$32,594	$29,931
Cost of products sold (1)	15,887	14,051	30,524	28,167
Gross profit	1,181	892	2,070	1,764
Selling, general, and administrative expenses (2)	560	525	1,073	1,041
Asset impairment, exit, and restructuring costs (3)	24	23	40	33
Equity in (earnings) losses of unconsolidated affiliates	(100)	(109)	(247)	(281)
Interest income	(42)	(25)	(75)	(48)
Interest expense	89	86	180	167
Other (income) expense - net (4)	(2)	9	(17)	11
Earnings before income taxes	652	383	1,116	841
Income tax expense (5)	(86)	(108)	(154)	(226)
Net earnings including noncontrolling interests	566	275	962	615

Less: Net earnings (losses) attributable to noncontrolling interests	—	(1)	3	—
Net earnings attributable to ADM	$566	$276	$959	$615

Diluted earnings per common share	$1.00	$0.48	$1.70	$1.07

Average number of shares outstanding	567	574	566	576

(1) Includes a charge (credit) related to changes in the Company’s LIFO reserves of ($13 million) and ($21 million) in the current quarter and YTD, respectively, and $9 million and ($4 million) in the prior quarter and YTD, respectively.

(2) Includes a settlement charge of $5 million in the prior quarter and YTD.

(3) Includes charges related to impairment of certain assets and restructuring charges of $24 million and $40 million in the current quarter and YTD, respectively, and $23 million and $33 million, in the prior quarter and YTD, respectively.

(4) Includes a (gain) loss in the prior quarter and YTD related to the sale of the crop risk services business of ($77 million) partially offset by an adjustment of the proceeds of the 2015 sale of the cocoa business of $69 million.

(5) Includes the tax expense (benefit) impact of the above specified items and tax discrete items totaling $2 million and ($14 million) in the current quarter and YTD, respectively, and $20 million and $27 million in the prior quarter and YTD, respectively.

Summary of Financial Condition
(Unaudited)

	June 30, 2018	June 30, 2017
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$851	$433
Short-term marketable securities (a)	2	237
Operating working capital (b)	7,718	7,034
Property, plant, and equipment	9,948	9,945
Investments in and advances to affiliates	5,355	4,856
Long-term marketable securities	33	199
Goodwill and other intangibles	3,834	3,866
Other non-current assets	938	750
	$28,679	$27,320
Financed By
Short-term debt (b)	$1,047	$353
Long-term debt, including current maturities (b)	6,576	6,627
Deferred liabilities	2,291	2,895
Temporary equity	53	27
Shareholders’ equity	18,712	17,418
	$28,679	$27,320

(a)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

(b)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

Summary of Cash Flows
(unaudited)

	Six months ended June 30
	2018	2017
	(in millions)
Operating Activities
Net earnings	$962	$615
Depreciation and amortization	474	452
Asset impairment charges	33	19
Gains on sales of assets	(12)	(51)
Other - net	(319)	(35)
Change in deferred consideration in securitized receivables(a)	(4,107)	(4,093)
Other changes in operating assets and liabilities	(210)	1,013
Total Operating Activities	(3,179)	(2,080)

Investing Activities
Purchases of property, plant and equipment	(379)	(452)
Net assets of businesses acquired	—	(180)
Proceeds from sale of business/assets	26	149
Investments in retained interest in securitized receivables(a)	(2,184)	(1,931)
Proceeds from retained interest in securitized receivables(a)	6,212	5,845
Marketable securities - net	(2)	106
Investments in and advances to affiliates	(132)	(186)
Other investing activities	7	(3)
Total Investing Activities	3,548	3,348

Financing Activities
Long-term debt borrowings	—	17
Long-term debt payments	(6)	(269)
Net borrowings (payments) under lines of credit	196	195
Share repurchases	—	(511)
Cash dividends	(379)	(364)
Other	13	(7)
Total Financing Activities	(176)	(939)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	193	329
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	1,858	1,561
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$2,051	$1,890

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018. Prior period amounts have been restated to conform to the current presentation.

Segment Operating Analysis
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2018	2017	2018	2017
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	9,075	8,518	18,122	17,337
Corn	5,518	5,840	11,109	11,384
Total processed volumes	14,593	14,358	29,231	28,721

	Quarter ended June 30		Six months ended June 30
	2018	2017	2018	2017
	(in millions)
Revenues
Origination	$6,606	$5,347	$12,821	$11,650
Oilseeds	6,675	6,011	12,308	11,237
Carbohydrate Solutions	2,668	2,551	5,290	5,061
Nutrition	1,018	933	1,968	1,788
Other	101	101	207	195
Total revenues	$17,068	$14,943	$32,594	$29,931

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30				Six months ended June 30
	2018		2017		2018		2017
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$566	$1.00	$276	$0.48	$959	$1.70	$615	$1.07
Adjustments:
LIFO charge (credit) (a)	(10)	(0.02)	6	0.01	(16)	(0.03)	(2)	—
Losses (gains) on sales of assets and businesses (b)	—	—	22	0.04	—	—	22	0.04
Asset impairment, restructuring, and settlement charges (c)	16	0.03	21	0.04	28	0.05	29	0.05
Tax adjustment (d)	7	0.01	—	—	(7)	(0.02)	4	0.01
Sub-total adjustments	13	0.02	49	0.09	5	—	53	0.10
Adjusted net earnings and adjusted EPS	$579	$1.02	$325	$0.57	$964	$1.70	$668	$1.17

(a)
Current quarter and YTD changes in the Company’s LIFO reserves of $13 million and $21 million pretax, respectively ($10 million and $16 million after tax, respectively), tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $9 million and $4 million pretax, respectively ($6 million and $2 million after tax, respectively), tax effected using the Company’s U.S. income tax rate.

(b)
Prior quarter and YTD gain of $8 million pretax ($22 million loss after tax) related to the sale of the crop risk services business partially offset by an adjustment of the proceeds of the 2015 sale of the cocoa business, tax effected using the applicable tax rates.

(c)
Current quarter and YTD charges of $24 million and $40 million pretax, respectively ($16 million and $28 million after tax, respectively) related primarily to the impairment of a long-term financing receivable and restructuring charges, tax effected using the applicable tax rates. Prior quarter and YTD charges of $28 million and $38 million pretax, respectively ($21 million and $29 million after tax, respectively) related to impairment of certain long-lived assets, restructuring charges, and a settlement charge, tax effected using the applicable tax rates.

(d)
Tax adjustment due to changes in the provisional tax amount related to the enactment of the Tax Cuts and Jobs Act and certain discrete items totaling $7 million in the current quarter and $7 million YTD and a discrete tax adjustment of $4 million in the prior period.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2017	Dec. 31, 2017	Mar. 31, 2018	June 30, 2018	June 30, 2018

Net earnings attributable to ADM	$192	$788	$393	$566	$1,939
Adjustments:
Interest expense	79	84	91	89	343
LIFO	—	2	(8)	(13)	(19)
Other adjustments (3)	106	(303)	2	31	(164)
Total adjustments	185	(217)	85	107	160
Tax on adjustments	(70)	(55)	(24)	(26)	(175)
Net adjustments	115	(272)	61	81	(15)
Total Adjusted ROIC Earnings	$307	$516	$454	$647	$1,924

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Sep. 30, 2017	Dec. 31, 2017	Mar. 31, 2018	June 30, 2018	Quarter Average

Equity (1)	$17,570	$18,313	$18,732	$18,710	$18,331
+ Interest-bearing liabilities (2)	7,336	7,493	9,000	7,630	7,865
+ LIFO adjustment (net of tax)	44	46	49	39	45
Other adjustments (3)	66	(326)	(2)	23	(60)
Total Adjusted Invested Capital	$25,016	$25,526	$27,779	$26,402	$26,181

Adjusted Return on Invested Capital					7.3%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, capital lease obligations, and long-term debt
(3) Includes the impact of U.S. tax reform

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) as Currently Reported vs Previous Segments
(unaudited)

		Three Months Ended June 30, 2018		Six Months Ended June 30, 2018
As Currently Reported	Pro Forma	As Currently Reported	Pro Forma	As Currently Reported	Pro Forma
		(In millions)
Segment Operating Profit	Segment Operating Profit	$902	$902	$1,606	$1,606
Specified items:	Specified items:
Impairment and restructuring charges	Impairment and restructuring charges	22	22	35	35
Adjusted Segment Operating Profit	Adjusted Segment Operating Profit	$924	$924	$1,641	$1,641

Origination	Agricultural Services	$189	$230	$234	$319
Merchandising and handling	Merchandising and handling	158	151	200	191
Transportation	Transportation	31	31	34	34
	Milling and Other	—	48	—	94

Oilseeds	Oilseeds	$341	$344	$691	$696
Crushing and origination	Crushing and origination	204	208	272	275
Refining, packaging, biodiesel, & other	Refining, packaging, biodiesel, & other	85	86	258	261
Asia	Asia	52	50	161	160

Carbohydrate Solutions	Corn Processing	$249	$213	$462	$403
Starches and sweeteners	Sweeteners and Starches	238	195	454	367
Bioproducts	Bioproducts	11	18	8	36

Nutrition	Wild Flavors & Specialty Ingredients	$114	$106	$210	$179
WFSI	Wild Flavors & Specialty Ingredients	106	106	179	179
Animal Nutrition		8	—	31	—

Other	Other	$31	$31	$44	$44

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items and timing effects. Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.